EXHIBIT 23.3
CONSENT OF INDEPENDENT RESERVOIR ENGINEERS
We hereby consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 of the reference to Gaffney, Cline & Associates Ltd. in the Annual Report on Form 10-K for the year ended December 31, 2004 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.
Bentley, Surrey, England
February 23, 2005

Gaffney, Cline & Associates Ltd.

/s/ William B. Cline

William B. Cline PE
Director